EXHIBIT 23

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 33-44581, 33-44582, 33-45491 and 333-39738 of Public Service Enterprise Group
Incorporated on Form S-8 and Registration Statement Nos. 33-49123 and 333-47714 of Public Service Enterprise Group Incorporated on Form S-3 of our report dated February 16, 2001, appearing in this Annual Report on Form 10-K of Public Service Enterprise Group Incorporated for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 5, 2001



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